                                                                  Exhibit 23-A.2




CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form S-3 of our report dated May 1, 1998, on our audits of the financial statements of AT&T Solutions Customer Care. We also consent to the references to our firm under the caption "Experts."

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida
October 13, 1998